Exhibit 10.18

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE LAWS OF ANY STATE.  THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF MAY BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.

CONVERTIBLE PROMISSORY NOTE

Open Line of Credit
Maximum Principal Amount $1,000,000	September 19, 2002

In payment of monies loaned or to be loaned, RevCare, Inc., a Nevada corporation (the “Company”), the principal offices of which are located at 5400 Orange Avenue, Suite 200, Cypress, California 90630, for value received hereby promises to pay to FBR Financial Services Partners, L.P. (the “Holder”), the principal sum of all outstanding amounts advanced or to be advanced from time to time by the Holder to or on behalf of the Company on the terms and conditions set forth hereinafter.  Each advance made by the Holder and all payments made by the Company under this Note shall be recorded by the Holder on the attached Schedule of Advances and Payments.  The outstanding principal and any accrued and unpaid interest thereon shall be due and payable on the earlier of (i) demand by the Holder or (ii) when declared due and payable by the Holder upon the occurrence of an Event of Default (as defined below) (the occurrence of any event under either subclause (i) or (ii) shall constitute the “Maturity Date”); provided, however, that the Holder shall not be entitled to demand any payment hereunder prior to such time as the Senior Indebtedness has been paid in full.  For purposes of this Note, the “Senior Indebtedness” shall mean all amounts owed by the Company to Manual Occiano, Russell and Suzette M. Mohrmann, RBA Rem-Care, Inc., Insource Medical Solutions, LLC and Hospital Employee Labor Pool (collectively, the “Senior Lenders”) under any promissory note and/or security agreement between the Company and any Senior Lender in effect as of the date hereof and; provided, further, that in the event this Note is converted into Common Stock (as defined below) as provided herein, any obligation of the Company with respect to payment of such amount shall be terminated.  Payment for all amounts due hereunder shall be made by mail to the address of the Holder.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1.             Interest.  This Note shall bear interest at the rate of twelve percent (12%) per annum, compounded quarterly.  The interest shall be paid on the Maturity Date.

2.             Events of Default.  If any of the following events specified in this Section 2 shall occur (herein individually referred to as an “Event of Default”), the Holder may, so long as such condition exists, declare the entire outstanding principal and any accrued and unpaid interest thereon immediately due and payable, by notice in writing to the Company:

(a)           The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other similar federal or state bankruptcy or insolvency law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

(b)           If, within thirty (30) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within thirty (30) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated; or

(c)           If the Company fails to pay (i) any interest or principal when due and payable hereunder, or (ii) any obligations other than interest and principal payable hereunder within five (5) days of the date written notice of demand for payment is received; or

(d)           Upon the occurrence of an event of default as defined in any material agreement or instrument to which the Company is bound, beyond any period of grace.

3.             Prepayment.  The Company may prepay, in whole or in part at any time, without any penalty, the outstanding principal balance under this Note, provided the Company has paid all Senior Indebtedness in full.

4.             Company Covenant.  The Company  hereby covenants and agrees that it will not incur any additional indebtedness for borrowed money without the written consent of the Holder.

5.             Optional Conversion.  All or any portion of the unpaid principal balance and any accrued but unpaid interest outstanding under this Note may be converted into fully paid and nonassessable shares of capital stock of the Company (the “Stock”) concurrently upon or at any time following a Financing (as defined below) at the option of Holder.  The Stock shall have all of the rights, preferences and privileges of the capital stock issued in the Financing.  The number of shares of Stock into which this Note is to be converted shall be determined by dividing said unpaid principal balance and all accrued but unpaid interest by the Conversion Price.  The “Conversion Price” shall be determined at such time as the Company closes an equity financing of Stock with gross proceeds to the Company of least $4,000,000 (the “Financing”) and the Conversion Price shall be equal to eighty-five percent (85%) of the price per share at which the Stock is sold in the Financing.

6.             Conversion Procedure.

6.1           Notice of Conversion.  If Holder desires to convert the Note, Holder shall provide written notice to the Company at RevCare, Inc., 5400 Orange Avenue, Suite 200, Cypress, California 90630, Attention:  Manuel Occiano, Chief Executive Officer, notifying the Company of the requested conversion to be effected.  Within ten (10) days of receipt of such notice, Company shall respond to Holder’s request in writing, specifying the number of shares of Common Stock to be issued upon conversion, the amount of accrued interest to be paid in cash, the date on which such conversion will occur and calling upon such Holder to surrender to the Company, in the manner and at the place designated, this Note.  Such response by the Company shall be delivered to Holder at the address last shown on the records of the Company for Holder or given by Holder to the Company for the purpose of notice.

6.2           Mechanics and Effect of Conversion.  No fractional shares of Common Stock shall be issued upon conversion of this Note.  In lieu of the Company issuing any fractional shares to Holder upon the conversion of this Note, the Company shall pay to Holder the amount of outstanding principal that is not so converted.  Upon the conversion of this Note, Holder shall surrender this Note, duly endorsed, at the principal office of the Company.  Upon conversion of this Note, the Company shall be forever released from all its obligations and liabilities under this Note.

6.3           Delivery of Stock Certificates.  As promptly as practicable after the conversion of this Note, the Company at its expense will issue and deliver to Holder a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company), together with any other securities and property to which Holder is entitled upon such conversion under the terms of this Note, including a check payable to Holder for any cash amounts payable for any accrued but unpaid interest and fractional shares as described above.  In the event only a portion of this Note is converted, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to Holder a new Note evidencing the remaining unpaid principal balance of this Note, which Note shall in all other respects be identical with this Note.

7.             Investment Representations.  Holder acknowledges that this Note and the Common Stock issuable upon the conversion of this Note (i) constitute “securities” under federal and applicable state securities laws, (ii) will be unregistered as such, and (iii) are being transferred in reliance upon exemptions from registration based, in part, upon Holder’s representations contained herein.  Holder is acquiring such securities for its own account and not with a view to, or for sale in connection with, any distribution thereof.

8.             Assignment.  Subject to the restrictions on transfer described in Section 10 below, the rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

9.             Amendments; Waivers.  Any term of this Note may be amended or waived with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon the Holder, each future Holder and the

Company.  No waivers of, or exceptions to, any term, condition or provision of this Note, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision and shall not be valid unless in writing.

10.           Transfers.  This Note may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters).  Subject to compliance with such applicable federal and state securities laws, title to this Note may be transferred by endorsement and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

11.           Attorneys’ Fees; Waivers.   The Company agrees to pay the Holder’s reasonable costs incurred in collecting and enforcing this Note, including reasonable attorneys’ fees.  The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

12.           Governing Law.  This Agreement shall be governed by and construed under the laws of the State of California (irrespective of its conflict of laws principles).

IN WITNESS WHEREOF, the Company has caused this Note to be issued in Cypress, CA as of the date set forth above.

REVCARE, INC.

By:	/s/ Manuel Occiano
Name:	Manuel Occiano
Title:	CEO

DO NOT DESTROY THIS ORIGINAL NOTE: When paid, said original Note must be surrendered to the Company for cancellation and retention.